Exhibit 16.1

[LETTERHEAD OF DELOITTE & TOUCHE LLP]

September 2, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.   20549-7561

Dear Sirs/Madams:

We have read Item 4 of Franklin Credit Holding Corporation’s Form 8-K dated August 31, 2009, and have the following comments:

1. We agree with the statements made in the first, second, third, and fourth paragraphs.

2. We have no basis on which to agree or disagree with the statements made in the fifth paragraph.

Yours truly,

/s/ Deloitte & Touche LLP